Execution Version

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (this “Agreement”) is entered into as of this 15th day of June, 2019, by and among SSLJ.com Ltd., a Cayman Islands exempted company (hereinafter referred to as “SSLJ”), Beijing Shengshitong Technology Co. Ltd. (“WOFE”), a company formed under the laws of People’s Republic of China (“PRC”), Guangdong Yungu Media Joint Stock Company, a joint stock company formed under the laws of People’s Republic of China (“Yungu PRC”), and Xinyu Yang, the sole shareholder of WOFE (the “WOFE Shareholder”).

WHEREAS, SSLJ is a publicly reporting company, the class A ordinary shares of which are listed on the Nasdaq stock exchange;

WHEREAS, the WOFE Shareholder owns 100% of the issued and outstanding capital stock of WOFE;

WHEREAS, simultaneously with the execution of this Agreement, the WOFE shall enter into a series of contractual agreements (the “VIE Agreements”) with Yungu PRC and Xinyu Yang, in which the WOFE effectively assumes management of the business activities of Yungu PRC and has the right to appoint all executives and senior management and the members of the board of directors of Yungu PRC (WOFE and Yungu PRC shall be referred to herein collectively as the “Group”);

WHEREAS, SSLJ proposes to acquire 100% of the issued and outstanding equity securities of WOFE (the “WOFE Shares”) from the WOFE Shareholder in exchange (the “Exchange”) for the issuance by SSLJ to the WOFE Shareholder of 87,732,601 newly issued Class A ordinary shares (the “Exchange Shares”) of SSLJ, par value $0.00625 per share (the “Class A Ordinary Shares”), and the WOFE Shareholder desires to exchange all of his WOFE Shares for the Exchange Shares on the terms described herein;

WHEREAS, in connection with the Exchange, the WOFE Shareholder intends to convert certain amount of debt owed by Yungu PRC to WOFE Shareholder in exchange for 961,481 Class B shares, par value $0.00625 per share (the “Class B Ordinary Shares”) pursuant to a Note Conversion Agreement;

WHEREAS, the aggregate of 87,732,601 Class A Ordinary Shares and 961,481 Class B Ordinary Shares shall represent ninety percent (90%) of the issued and outstanding ordinary shares, par value $0.00625, immediately (the “Ordinary Shares”) following the Closing;

WHEREAS, as additional consideration for the issuance by SSLJ of the Exchange Shares to the WOFE Shareholder, the WOFE Shareholder proposes to pay an aggregate of $1.1 million to SSLJ ($300,000 of which has been paid as of the date hereof), subject to the terms and conditions set forth herein;

WHEREAS, on the date (the “Closing Date”) of the closing (the “Closing”) of the Exchange, and as a result of the transactions contemplated hereby, WOFE will become a wholly-owned subsidiary of SSLJ;

NOW THEREFORE, on the basis of the foregoing stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF YUNGU PRC AND WOFE

All references to the Group or each of WOFE or Yungu PRC in this Article I shall be deemed to also refer to its respective subsidiaries. As used herein, the term “knowledge of the Group” or similar language refers to the actual knowledge of the executive officers and directors of Yungu PRC.

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As an inducement to, and to obtain the reliance of SSLJ, except as set forth in the Schedules of WOFE attached hereto (the “WOFE Schedules”), WOFE and Yungu PRC hereby represents and warrants, to SSLJ as of the date hereof and as of the Closing Date, that:

Section 1.01 Organization. Each member of the Group is organized under the laws of the jurisdiction set forth in Schedule 1.01 of the WOFE Schedules, is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as it is now being or currently planned by each member of the Group to be conducted. Each member of the Group is in possession of all governmental or third party approvals necessary to own, lease and operate the properties it purports to own, operate or lease, to carry on its respective business as it is now being conducted and to consummate the transactions contemplated by this Agreement. No member of the Group is in violation of any of the provisions of their respective charter or organization documents. The ownership records (which have been delivered to SSLJ) of each Group member’s registered capital are true, complete and accurate records of such ownership as of the date of such records and contain all transfers of such registered capital since the time of their respective organization. No member of the Group is required to qualify to do business as a foreign corporation in any other jurisdiction, except where the failure to so qualify would not have a Material Adverse Effect on WOFE. As used herein, “Material Adverse Effect” shall mean any material, adverse effect on: (i) the assets, liabilities, results of operations, condition (financial or otherwise) or business of the entity or individual to which such statement applies, taken as a whole; or (ii) the ability of such entity or individual to perform its obligations hereunder, but, to the extent applicable, shall exclude any circumstance, change or effect to the extent resulting or arising from: (A) any change in general economic conditions in the industries or markets in which such entity or individual operates so long as such entity or individual is not disproportionately (in a material manner) affected by such changes; (B) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack so long as such entity or individual is not disproportionately (in a material manner) affected by such changes; (C) changes in United States generally accepted accounting principles, or the interpretation thereof; or (D) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby.

Section 1.02 Capitalization.

(a) WOFE Shareholder owns 100% equity securities in WOFE as of the date hereof and shall own 100% equity securities in WOFE as of the Closing Date. As of the Closing Date, no equity interest of WOFE will be reserved for issuance upon the exercise of outstanding options, warrants or other equity-linked securities of WOFE. All outstanding equity of WOFE has been issued and granted in compliance with: (i) all applicable securities laws and other applicable laws and regulations in the jurisdiction where it was formed and (ii) all requirements set forth in any material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which WOFE is a party or by which it or any of its assets or properties are bound, all of which are set forth on Schedule 1.02 to the WOFE Schedules (the “WOFE Material Contracts”).

(b) There are no equity securities or similar ownership interests of any class of any equity security of WOFE, or any securities exchangeable or convertible into or exercisable for such equity securities or similar ownership interests, issued, reserved for issuance or outstanding. Except as contemplated by this Agreement, there are no subscriptions, options, warrants, equity securities or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which WOFE is a party or by which it is bound obligating WOFE to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of WOFE or obligating WOFE to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or similar agreement.

(c) Except as contemplated by this Agreement or the amended and restated letter of intent among SSLJ, Wei Zheng, and Yungu PRC, dated January 31, 2019 (the “LOI”), there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which WOFE is a party or by which it is bound with respect to any equity security of any class of WOFE, and there are no material agreements to which WOFE is a party, or which WOFE has knowledge of, which conflicts with this Agreement or the transactions contemplated herein or otherwise prohibits the consummation of the transactions contemplated hereunder.

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Section 1.03 Subsidiaries. Except as set forth on Schedule 1.03 of the WOFE Schedules (which sets forth the corporate structure of the Group and the jurisdiction of organization), WOFE does not have any subsidiaries, and does not own, beneficially or of record, any shares of any other entity directly or indirectly.

Section 1.04 Financial Statements.

(a) On or before the Closing Date, SSLJ shall have been furnished with: (i) the audited consolidated balance sheets of Yungu PRC as of December 31, 2018 and December 31, 2017 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2018 and December 31, 2017 together with the notes to such statements and the opinion of WWC, P.C., an independent certified public accountants registered with Public Company Accounting Oversight Board (the “Yungu PRC Financial Statements”).

(b) Each set of financial statements (including, in each case, any related notes thereto) provided pursuant to Section 1.04(a) were prepared in accordance with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of Yungu PRC at the respective dates thereof and the results of its operations and cash flows for the periods indicated.

(c) As of the date of all balance sheets included in each set of financial statements provided pursuant to Section 1.04(a), except as and to the extent reflected or reserved against therein, Yungu PRC had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with U.S. generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly in all material respects the value of the assets of Yungu PRC, in accordance with U.S. generally accepted accounting principles. All statements of operations, stockholders’ equity and cash flows included in the Yungu PRC financial statements reflect fairly in all material respects the information required to be set forth therein by U.S. generally accepted accounting principles.

Section 1.05 Information.

(a) The information concerning the Group set forth in this Agreement and the WOFE Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

(b) None of the information supplied or to be supplied by the Group for inclusion in the information statement, to be filed by SSLJ, with respect to the transactions contemplated hereby (the “Information Statement”) will, at the date it is first mailed to SSLJ’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Solely with respect to information provided by the Group for inclusion in the Information Statement, such information will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder, it being understood that no representation or warranty is made by the Group with respect to overall form of the Information Statement or statements made or incorporated by reference therein based solely on information supplied by SSLJ in writing for inclusion or incorporation by reference in the Information Statement. None of the information supplied or to be supplied by the Group for inclusion in the Information Statement shall, at the time such document is filed, or at the time amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 1.06 Options or Warrants. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of any member of the Group.

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Section 1.07 Absence of Certain Changes or Events. Except as disclosed in the Yungu PRC Financial Statements (with respect to subsequent events) or as contemplated by this Agreement LOI, since December 31, 2018:

(a) There has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of the Group;

(b) No member of the Group has:

(i) amended its memorandum of association or articles of association or other organizational documents;

(ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares;

(iii) made any material change in its method of management, operation or accounting,

(iv) entered into any other material transaction other than in the ordinary course of its business;

(v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(vi) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof,

(vii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business;

(viii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims (except as contemplated hereby);

(ix) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement and the transactions contemplated hereby;

(x) experienced any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect; or

(xi) made any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation, except in the ordinary course of business; or

Section 1.08 Litigation and Proceedings. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of the Group, threatened by or against the Group or affecting the Group or their respective properties, at law or in equity, before any court or any government, any state or other political subdivision thereof, or any other entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator or any self-regulatory organization, domestic or foreign (each, a “Governmental Authority”), or before any arbitrator of any kind. No member of the Group has any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or Governmental Authority.

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Section 1.09 Contracts.

(a) The WOFE Material Contracts are valid and enforceable by the applicable members of the Group in all respects, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies are subject to the discretion of the court before which any proceeding therefore may be brought.

(b) With respect to each Yungu Material Contract: (i) such WOFE Material Contract is in full force and effect; (ii) no member of the Group is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by any member of the Group, or permit termination or acceleration by the other party, under the WOFE Material Contract, except for violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and (iii) to the Group’s knowledge, no other party to the WOFE Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by any member of the Group, under any WOFE Material Contract.

Section 1.10 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not (a) result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any WOFE Material Contract to which a member of the Group is a party or to which any of their respective assets, properties or operations are subject, or result in the creation of a Lien (as defined in Section 3.01) upon any of the properties or assets of any member of the Group (b) conflict with the charter documents, or (c) conflict with any material judgment, order, decree or Law (defined in Section 1.11).

Section 1.11 Compliance With Laws and Regulations. Each member of the Group is in compliance with all foreign, federal, state or local orders, statutes, laws, rules, regulations, ordinances, writs, injunctions, arbitration awards, directives, judgments, decrees, principles of common law, constitution, treaty or any interpretation thereof enacted, promulgated, issued, enforced or entered by any Governmental Authority (each, a “Law” and collectively, the “Laws”) applicable to it and the conduct of their respective businesses as currently conducted. No member of the Group is in conflict with, or in default or violation of, nor have any of them received any notice of any conflict with, or default or violation of, (A) any applicable Law by which such member of the Group or any their respective property or assets is bound or affected, or (B) any WOFE Material Contract to which such member of the Group is a party or by which such member or any property, asset or right of any member is bound or affected, except, in each case, for any such conflicts, defaults or violations that would not reasonably be expected to be material to such member. There is no pending or, to the knowledge of WOFE, threatened proceeding or investigation to which any member of the Group is subject before any Governmental Authority regarding whether such member has violated in any material respect any applicable Laws. No member of the Group has received notice of any material violation of, or noncompliance with, any Law applicable to such member or directing such member to take any remedial action with respect to such applicable Law or otherwise, and no material deficiencies of any member of the Group have been asserted by any Governmental Authority with respect to possible violations of any applicable Laws.

Section 1.12 Authority; Execution and Delivery; Enforceability. WOFE and Yungu PRC each has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions described herein. The execution and delivery by WOFE and Yungu PRC of this Agreement and the consummation by WOFE and Yungu PRC of the transactions described herein have been duly authorized and approved by the Board of Directors of WOFE and Yungu PRC, as applicable, and no other corporate proceedings on the part of WOFE or Yungu PRC are necessary to authorize this Agreement and the transactions described herein.

Section 1.13 Valid Obligation. This Agreement and all agreements and other documents executed by WOFE or Yungu PRC in connection herewith constitute the valid and binding obligation of WOFE and Yungu PRC, as applicable, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

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Section 1.14 Transactions With Affiliates and Employees. Except as contemplated by the LOI, none of the officers or directors of the Group and, to the knowledge of the Group, none of the employees of the Group is presently a party to any transaction with any member of the Group (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Group, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

ARTICLE II

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SSLJ

All references to SSLJ in this Article II shall be deemed to refer to SSLJ and its subsidiaries. As used herein, the term “knowledge of SSLJ” or similar language refers to the actual knowledge of the executive officers of SSLJ.

As an inducement to, and to obtain the reliance of WOFE and the WOFE Shareholder, except as set forth on the Schedules of SSLJ attached hereto (the “SSLJ Schedules”), SSLJ hereby represents and warrants to WOFE, Yungu PRC, and the WOFE Shareholder, as of the date hereof and as of the Closing Date, except as set forth in the SSLJ SEC Reports (defined below):

Section 2.01 Organization. SSLJ is a corporation duly organized, validly existing, and in good standing under the laws of the Cayman Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of SSLJ’s memorandum and articles of association. SSLJ has taken all action required by law, rule, regulation (including, without limitation, all requirements of NASDAQ and FINRA), its memorandum and articles of association, or otherwise to authorize the execution and delivery of this Agreement and the transactions contemplated hereby.

Section 2.02 Capitalization.

(a) As of the date hereof, SSLJ’s authorized capitalization consists of 12,000,000 Class A ordinary shares, par value $0.00625 of which 2,727,170 shares are issued and outstanding, 7,800,000 Class B ordinary shares, par value $0.00625, of which 7,127,728 shares are issued and outstanding (the “Class B Ordinary Shares”, and collectively with the Class A Ordinary Shares, the “Ordinary Shares”), and 200,000 shares of preferred stock, none of which is issued and outstanding. All issued and outstanding Ordinary Shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person or entity. As of the Closing Date, no Ordinary Shares will be reserved for issuance upon the exercise of outstanding options, warrants or other equity-linked securities of SSLJ. All outstanding Ordinary Shares have been issued and granted in compliance with: (i) all applicable securities laws and other applicable laws and regulations and (ii) all requirements set forth in any material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which SSLJ is a party or by which it or any of its assets or properties are bound (the “SSLJ Material Contracts”). As of the Closing Date, the number of authorized Ordinary Shares will be equal to 200,000,000 (160,000,000 Class A Shares and 40,000,000 Class B Shares).

(b) There are no equity securities or similar ownership interests of any class of any equity security of SSLJ, or any securities exchangeable or convertible into or exercisable for such equity securities or similar ownership interests, issued, reserved for issuance or outstanding. Except as contemplated by this Agreement or the LOI, there are no subscriptions, options, warrants, equity securities or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which SSLJ is a party or by which it is bound obligating SSLJ to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock or similar ownership interests of SSLJ or obligating SSLJ to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or similar agreement.

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(c) Except as contemplated by this Agreement or the LOI, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which SSLJ is a party or by which it is bound with respect to any equity security of any class of SSLJ, and there are no agreements to which SSLJ is a party, or which SSLJ has knowledge of, which conflicts with this Agreement or the transactions contemplated herein or otherwise prohibits the consummation of the transactions contemplated hereunder.

Section 2.04 SEC Filings; Financial Statements.

(a) SSLJ has filed or furnished all forms, reports, schedules, statements and other documents required to be filed with or furnished to the Securities and Exchange Commission (the “SEC”) since January 1, 2018, under the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement up to the Closing Date. The reports, registration statements and definitive proxy statements filed by or furnished by SSLJ with the SEC since January 1, 2018 (the “SSLJ SEC Reports”): (i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not at the time they were filed with the SEC (except to the extent that information contained in any SSLJ SEC Report has been revised or superseded by a later filed SSLJ SEC Report) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) Each set of financial statements (including, in each case, any related notes thereto) contained in the SSLJ SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. generally accepted accounting principles, applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of SSLJ at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect.

(c) As of the date of all balance sheets included in the SSLJ SEC Reports, except as and to the extent reflected or reserved against therein, SSLJ had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with U.S. generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly in all material respects the value of the assets of SSLJ, in accordance with U.S. generally accepted accounting principles. All statements of operations, stockholders’ equity and cash flows included in the SSLJ SEC Reports reflect fairly in all material respects the information required to be set forth therein by U.S. generally accepted accounting principles.

(d) Neither SSLJ nor any manager, director, officer or employee of SSLJ has received any complaint, allegation, assertion or claim, whether or not in writing, regarding the accounting or auditing practices, procedures, methodologies or methods of SSLJ or its internal accounting controls, including any complaint, allegation, assertion or claim that SSLJ has engaged in questionable accounting or auditing practices.

Section 2.05 Information.

(a) The information concerning SSLJ set forth in this Agreement, the SSLJ Schedules and the SSLJ SEC Reports is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

(b) None of the information supplied or to be supplied by SSLJ for inclusion or incorporation by reference in (a) any Report on Form 6-K or any other report, form, registration, or other filing made with any Governmental Authority with respect to the transactions contemplated hereby or (b) the Information Statement will, at the date it is first mailed to SSLJ’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation is made by SSLJ with respect to statements made or incorporated by reference therein based solely on information supplied by WOFE in writing for inclusion or incorporation by reference in the Information Statement. None of the information supplied or to be supplied by SSLJ for inclusion in the Information Statement shall, at the time such document is filed, or at the time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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Section 2.06 Absence of Certain Changes or Events. Since the date of the most recent SSLJ balance sheet included in the SSLJ SEC Reports, except as contemplated in this Agreement or the LOI:

(a) there has not been: (i) any material adverse change in the business, operations, properties, assets or condition of SSLJ or (ii) any damage, destruction or loss to SSLJ (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of SSLJ, provided that, the parties acknowledge that SSLJ has partially ceased its operations in the PRC as disclosed in the SSLJ SEC Reports;

(b) SSLJ has not: (i) amended its memorandum or articles of association; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of SSLJ; (iv) made any material change in its method of management, operation, or accounting; or (v) entered into any transactions or agreements of any kind or nature outside the ordinary course of business.

(c) Except as contemplated by this Agreement or the LOI, since December 31, 2018, SSLJ has not: (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent); (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent SSLJ balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement or the LOI and the consummation of the transactions contemplated hereby; or (iv) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement.

Section 2.07 Litigation and Proceedings. There are no actions, suits, orders, proceedings or investigations pending or, to the knowledge of SSLJ, threatened by or against SSLJ or affecting SSLJ or its properties, at law or in equity, before any court or other Governmental Authority or instrumentality, domestic or foreign, or before any arbitrator of any kind. SSLJ has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or Governmental Authority or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.08 Contracts. The SSLJ Material Contracts are valid and enforceable in all respects, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies are subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.09 No Violations. The execution and delivery by SSLJ of this Agreement and the consummation by SSLJ of the transactions contemplated hereby, and compliance by SSLJ with the provisions hereof, will not (i) conflict with or violate any provision of the memorandum and articles of association or other governing instruments of SSLJ, (ii) require any consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, amendment or acceleration) under, any SSLJ Material Contract or by which SSLJ’s assets are bound, (iii) result (immediately or with the passage of time or otherwise) in the creation or imposition of any encumbrance upon any of the properties, rights or assets of SSLJ, or (iv) conflict with, contravene or violate in any respect any law to which SSLJ or any of its assets or properties is subject.

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Section 2.10 Filings, Consents and Approvals. Except for those filings required to be made with the SEC and the NASDAQ Stock Market, SSLJ is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other foreign, federal, state, local or other Governmental Authority or other person or entity in connection with: the execution, delivery and performance by SSLJ of this Agreement or any document or instrument contemplated hereby or thereby, or in connection with the Exchange and all other transactions contemplated hereby. Except for those filings required to be made with the SEC and the NASDAQ Stock Market, the execution, delivery and performance by SSLJ of this Agreement and the transactions contemplated hereby, and the consummation of the Exchange, do not and will not require any material registration with, consent or approval of, or notice to or other action to, with or by, any Governmental Authority.

Section 2.11 Compliance With Laws and Regulations. SSLJ is in material compliance with all Laws applicable to it and the conduct of its business as currently conducted. SSLJ is not in conflict with, or in default or violation of, nor has it received any notice of any conflict with, or default or violation of, (A) any applicable Law by which SSLJ or any of its property or assets is bound or affected, or (B) any SSLJ Material Contract to which SSLJ is a party or by which SSLJ or any property, asset or right of SSLJ is bound or affected, except, in each case, for any such conflicts, defaults or violations that would not reasonably be expected to have a Material Adverse Effect. SSLJ has not received notice of any material violation of, or noncompliance with, any Law applicable to SSLJ or directing SSLJ to take any remedial action with respect to such applicable Law or otherwise, and no material deficiencies of SSLJ have been asserted by any Governmental Authority with respect to possible violations of any applicable Laws.

Section 2.12 NASDAQ Capital Market Listing. The Class A Ordinary Shares are listed on the Nasdaq Capital Market and, except as disclosed in the SSLJ SEC Reports, there is no action pending, or to SSLJ’s knowledge, threatened against SSLJ by Nasdaq or FINRA with respect to any intention by such entities to prohibit or terminate the listing of SSLJ or the Class A Ordinary Shares (provided that, and without limiting the generality of the foregoing, the parties acknowledge that SSLJ has two outstanding deficiency notices from Nasdaq dated May 20, 2019 and June 5, 2019, respectively).

Section 2.13 Registration of the Class A Ordinary Shares. The Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and SSLJ has taken no action designed to, or which is likely to have the effect of, terminating the registration of the Class A Ordinary Shares under the Exchange Act nor has SSLJ received any notification that the SEC is contemplating terminating such registration. SSLJ is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such registration requirements.

Section 2.14 Application of Takeover Protections. SSLJ has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under SSLJ’s organizational documents (or similar charter documents) that is or could become applicable as a result of the Exchange.

Section 2.15 Approval of Agreements. The Board of Directors and, as of the Closing Date, the holders of at least a majority of the issued and outstanding voting stock of SSLJ (the “Shareholder Approval”) have duly authorized the execution and delivery of this Agreement by SSLJ and the transactions contemplated hereby, including, but not limited to, the Exchange and increase in authorized Ordinary Shares as set forth in Section 2.02.

Section 2.16 Material Transactions or Affiliations. Except as contemplated by this Agreement or the LOI, there exists no contract, agreement or arrangement between SSLJ and any predecessor and any person or entity who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by SSLJ to own beneficially, 5% or more of the issued and outstanding Ordinary Shares and which is to be performed in whole or in part after the date hereof or was entered into since December 31, 2017.

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Section 2.17 Valid Obligation. This Agreement and all agreements and other documents executed by SSLJ in connection herewith constitute the valid and binding obligations of SSLJ, enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

Section 2.18 Absence of Certain Changes.

(a) Except as contemplated by this Agreement or the LOI, since December 31, 2018, SSLJ and its subsidiaries have conducted their respective businesses in the ordinary course of business consistent with past practice.

(b) Since December 31, 2018, except as contemplated by this Agreement or the LOI, there has not been any fact, change, effect, occurrence, event, development or state of circumstances that has had or would reasonably be expected to have a Material Adverse Effect on SSLJ or any of its subsidiaries.

Section 2.19 Taxes and Returns. SSLJ has or will have timely filed, or caused to be timely filed, all material federal, state, local and foreign tax returns and reports required to be filed by it (collectively, “Tax Returns”), which such Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material taxes required to be paid, collected or withheld, other than such taxes for which adequate reserves in the SSLJ Financials have been established in accordance with GAAP.

Section 2.20 Employee Benefit Plans. SSLJ does not have or maintain any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) providing benefits to any current or former employee, officer or director of SSLJ.

Section 2.21 Investment Company Act. SSLJ is not an “investment company” or a person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act of 1940, as amended.

Section 2.22 Books and Records. All of the books and records of SSLJ are complete and accurate in all material respects and have been maintained in the ordinary course and in accordance with applicable Laws and standard industry practices with regard to the maintenance of such books and records.

Section 2.23 Finders and Investment Bankers. SSLJ has not engaged in any broker, finder or investment banker, which would be entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby. However, the majority shareholder of SSLJ has agreed to pay a commission of six percent (6%) of any consideration in cash or kind that the majority shareholder of SSLJ shall receive upon closing of the transactions contemplated herein to Mr. Yun Zhao, an individual financial advisor residing outside the United States.

Section 2.24 Environmental Matters. Except for such matters that are not reasonably expected to have a Material Adverse Effect, SSLJ: (i) has, to the knowledge of SSLJ, complied with all applicable environmental Laws; (ii) has not received any notice, demand, letter, claim or request for information alleging that SSLJ may be in violation of or liable under any environmental law; and (iii) is not subject to any order or other arrangement with any Governmental Authority or subject to any indemnity or other agreement with any third party relating to liability under any environmental Law.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

THE WOFE SHAREHOLDER

As an inducement to SSLJ, the WOFE Shareholder, hereby represents and warrants to SSLJ, as of the date hereof and as of the Closing Date, as follows.

Section 3.01 WOFE Shares. WOFE Shareholder is the record and beneficial owner, and has good title to, the WOFE Shares. WOFE Shareholder has the right and authority to sell and deliver its WOFE Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements (collectively, the “Liens”), restrictions on transfer or adverse claims of any nature whatsoever. Upon delivery of any certificate or certificates duly assigned, representing the WOFE Shares as herein contemplated and/or upon the registering of SSLJ as the new owner of the WOFE Shares in the share register of WOFE, SSLJ will receive good title to the WOFE Shares owned by WOFE Shareholder free and clear of any Liens.

Section 3.02 Power and Authority. WOFE Shareholder has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his, her or its obligations under this Agreement. This Agreement constitutes a legal, valid and binding obligation of WOFE Shareholder, enforceable against WOFE Shareholder in accordance with the terms hereof, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.03 No Conflicts. The execution and delivery of this Agreement by WOFE Shareholder and the performance by WOFE Shareholder of its obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or Governmental Authority under any Laws; (b) will not violate any Laws applicable to WOFE Shareholder and (c) will not violate or breach any contractual obligation to which WOFE Shareholder is a party.

Section 3.04 Purchase Entirely for Own Account. WOFE Shareholder is acquiring the Exchange Shares pursuant to the terms hereof for investment for WOFE Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof and WOFE Shareholder has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

Section 3.05 Acquisition of Exchange Shares for Investment.

(a) WOFE Shareholder represents and warrants that he: (i) can bear the economic risk of his investment in the Exchange Shares, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Exchange Shares.

(b) WOFE Shareholder is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) and understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to WOFE Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S. WOFE Shareholder has no intention of becoming a U.S. Person. At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, WOFE Shareholder was outside of the United States.

(c) WOFE Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(d) WOFE Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of unless in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.

(e) WOFE Shareholder understands that he may not engage in hedging transactions with regards to the Exchange Shares unless in compliance with the Securities Act.

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(f) WOFE Shareholder understands that the Exchange Shares have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of WOFE Shareholder’s representations as expressed herein.

ARTICLE IV

PLAN OF EXCHANGE

Section 4.01 The Exchange.

(a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date WOFE Shareholder shall assign, transfer and deliver, free and clear of all Liens, all of the WOFE Shares owned by WOFE Shareholder to SSLJ.

(b) In consideration of the transfer of the WOFE Shares to SSLJ by the WOFE Shareholder, SSLJ shall cause the Exchange Shares to be issued to the WOFE Shareholder, representing in the aggregate 90% of the issued and outstanding Ordinary Shares immediately following the Closing.

(c) On the Closing Date, the WOFE Shareholder shall transfer all of his equity securities in the WOFE to the Company by either surrendering the certificate or certificates representing the WOFE Shares owned by such Shareholder or causing the shareholder registration updated in the proper jurisdiction, and be entitled to receive the Exchange Shares.

(d) Upon SSLJ’s shareholder approval of the transaction contemplated herein, the WOFE Shareholder shall pay to SSLJ $200,000 as an installment of the $1.1 million cash consideration.

(e) On the Closing Date, as additional consideration for the issuance of the Exchange Shares to the WOFE Shareholder, the WOFE Shareholder shall pay to SSLJ $600,000 as part of the $1.1 million cash consideration for the issuance of the Exchange Shares.

Section 4.02 Closing. The Closing shall take place at the offices of Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, New York, New York, within 10 days of notification of satisfaction (or waiver) of the conditions to the Closing set forth in Articles VI and VII below (or such later date as is mutually agreed to by the parties hereto).

Section 4.03 Closing Events. At the Closing, SSLJ, WOFE and the WOFE Shareholder shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings and such other documents and instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

ARTICLE V

OTHER AGREEMENTS AND COVENANTS

Section 5.01 Legends. WOFE Shareholder acknowledges and agrees that each certificate representing the Exchange Shares shall be including the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

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“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

Section 5.02 Delivery of Books and Records. At or prior to the Closing, SSLJ shall deliver to the officers and directors of the post-acquisition entity the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of SSLJ which is now in the possession of SSLJ or its representatives.

Section 5.03 Third Party Consents and Certificates. The parties hereto agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.04 Conduct of Business. During the period from the date hereof through the Closing Date, SSLJ, WOFE and Yungu PRC shall carry on their respective businesses in the ordinary and usual course consistent with past practice and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Except as set forth in this Agreement, during such period, SSLJ shall not amend its memorandum and articles of association, and SSLJ, WOFE and Yungu PRC may not declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business.

ARTICLE VI

CONDITIONS PRECEDENT TO OBLIGATIONS OF SSLJ

The obligations of SSLJ under this Agreement are subject to the satisfaction, on or before the Closing Date, of the following conditions:

Section 6.01 Accuracy of Representations and Performance of Covenants. The representations and warranties made by WOFE and the WOFE Shareholder in this Agreement were true when made and shall be true at the Closing Date. WOFE, Yungu PRC and the WOFE Shareholder shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing. Without limiting the generality of the foregoing, SSLJ will have received the Yungu PRC Financial Statements. WOFE and Yungu PRC (with respect to their respective representations, warranties and covenants) shall have delivered to SSLJ, a certificate, dated the Closing Date, to the foregoing effect.

Section 6.02 Good Standing. SSLJ shall have received certificates of good standing from WOFE and Yungu PRC, dated as of no less than ten (10) days prior to the Closing Date, certifying that WOFE is in good standing as a company in PRC and Yungu PRC is in good standing as a company in the PRC.

Section 6.03 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.04 Fairness Opinion. SSLJ will have a received an opinion on the fairness of the Exchange reasonably acceptable to SSLJ.

Section 6.05. Shareholder Approval. The Shareholder Approval will have been obtained.

Section 6.06. Reserved.

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ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF

YUNGU PRC, WOFE, and WOFE SHAREHOLDER

The obligations of Yungu PRC, WOFE and the WOFE Shareholder under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01 Accuracy of Representations and Performance of Covenants.

The representations and warranties made by SSLJ in this Agreement were true when made and shall be true as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, SSLJ shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by SSLJ. Without limiting the generality of the foregoing, (i) the Shareholder Approval will have been obtained, and (ii) the Class A Ordinary Shares will be listed on the Nasdaq Capital Market and the Exchange Shares will be approved for listing on the Nasdaq Capital Market, and (iii) SSLJ will be in compliance with all applicable listing requirements for continued listing of the Class A Ordinary Shares on the NASDAQ Capital Market. SSLJ shall have delivered to Yungu and the WOFE Shareholder, a certificate, dated the Closing Date, to the foregoing effect.

Section 7.02 Secretary’s Certificate. Yungu PRC, WOFE and the WOFE Shareholder shall have been furnished with a certificate dated the Closing Date and signed by the secretary or other appropriate officer of SSLJ, certifying to Yungu PRC, WOFE and the WOFE Shareholder the resolutions adopted by the Board of Directors of SSLJ approving, as applicable, the transactions contemplated by this Agreement and the issuance of the Exchange Shares, certifying the current versions of its memorandum and articles of association or other organizational documents, certifying as to the signatures and authority of persons signing this Agreement and related documents on its behalf.

Section 7.03 Good Standing. SSLJ shall have delivered to WOFE a certificate of good standing dated as of a date within ten days prior to the Closing Date, certifying that SSLJ is in good standing as a corporation in the Cayman Islands.

Section 7.04 No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.05 Reserved.

ARTICLE VIII

MISCELLANEOUS

Section 8.01 Termination; Effect of Termination. This Agreement may be terminated and the Exchange and the other transactions contemplated hereby may be abandoned at any time prior to the Closing, notwithstanding any approval of any matters presented in connection with the Exchange by the stockholders of SSLJ (the date of any such termination, the “Termination Date”), as follows:

(a) by unanimous written consent of SSLJ, WOFE, Yungu PRC, and the WOFE Shareholder, as duly authorized by the Boards of Directors of each of SSLJ, Yungu PRC, and WOFE;

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(b) by written notice by SSLJ if the Closing conditions set forth in Article VI have not been satisfied by Yungu PRC, WOFE or the WOFE Shareholder, as the case may be (or waived by SSLJ). Notwithstanding the foregoing, the right to terminate this Agreement under this Section 9.01(b) shall not be available to SSLJ due primarily to failure by SSLJ to fulfill any obligation under this Agreement or if SSLJ is in material breach of any representation, warranty or covenant contained in this Agreement, and such breach has primarily caused such Closing condition to not be satisfied;

(c) by written notice by either Yungu PRC, WOFEor any WOFE Shareholder if the Closing conditions set forth in Article VII have not been satisfied by SSLJ (or waived by Yungu PRC, WOFE, and the WOFE Shareholder). Notwithstanding the foregoing, the right to terminate this Agreement under this Section 8.01(c) shall not be available to: (1) WOFE or Yungu PRC due primarily to the failure by Yungu PRC or WOFE to fulfill any obligation under this Agreement or if Yungu PRC or WOFE is in material breach of any representation, warranty or covenant contained in this Agreement, and such breach has primarily caused such Closing condition to not be satisfied, or (2) any WOFE Shareholder due primarily to the failure by WOFE Shareholder to fulfill any obligation under this Agreement or if WOFE Shareholder is in material breach of any representation, warranty or covenant contained in this Agreement, and such breach has primarily caused such Closing condition to not be satisfied;

(d) by written notice by either SSLJ, Yungu PRC, or WOFE if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order or law that is, in each case, then in effect and is final and not appealable and has the effect of permanently restraining, enjoining or otherwise preventing or prohibiting the transactions contemplated by this Agreement;

(e) by written notice by any party hereto if (i) there has been a breach by any other party hereto of any of its material representations, warranties, covenants or agreements contained in this Agreement, or if any material representation or warranty of any other party shall have become untrue or inaccurate, and (ii) the breach or inaccuracy is incapable of being cured prior to the Closing or is not cured within twenty (20) days of notice of such breach or inaccuracy; or

(f) by written notice by SSLJ, WOFE, or Yungu PRC, if any such party discovers any fact or circumstance that has, or could reasonably be expected to have, a Material Adverse Effect, that was discovered in connection with the completion of the due diligence review of the other parties hereto.

(g) In the event of the termination of this Agreement pursuant to this Section 8.01, this Agreement shall forthwith become void, and there shall be no liability on the part of any Party or any of their respective affiliates or the directors, officers, partners, members, managers, employees, agents or other representatives of any of them, and all rights and obligations of each Party shall cease, except: (i) as set forth this Section 8.01 and in Section 8.07 and (ii) nothing herein shall relieve any Party from liability for any fraud committed by the willful breach of this Agreement prior to termination. This Section 8.01 and Section 8.07 shall survive the termination of this Agreement

(h) This Agreement will automatically terminate on December 31, 2019 if the Closing has not occurred as of such date.

Section 8.02 Governing Law; Venue. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court or that such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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Section 8.03 Notices. All notices, requests, demands and other communications provided in connection with this Agreement shall be in writing and shall be deemed to have been duly given at the time when hand delivered, delivered by express courier, or sent by email or facsimile (with receipt confirmed by the sender’s transmitting device) in accordance with the contact information provided below or such other contact information as the parties may have duly provided by notice.

If to SSLJ:

Email: martin5033@126.com

Attention: Ming Yi, CFO

If to WOFE, Yungu PRC or the WOFE Shareholder:

Email: Xiaomin_chan@163.com

Attention: Xinyu Yang (CEO) and Xiaomin Chen (Executive Assistant)

Any such notice or communication shall be deemed to have been given: (i) upon receipt, if personally delivered or sent by email, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by facsimile and receipt is confirmed by printed receipt and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 8.04 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

Section 8.05 Expenses. Whether or not the Exchange is consummated, each of the parties hereto will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby, except as otherwise provided herein.

Section 8.06 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.07 Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or email transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

Section 8.08 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

[SIGNATURE PAGE FOLLOWS IMMEDIATELY]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Share Exchange Agreement as of the date first written above.

SSLJ.COM LIMITED

By:
Name:	Xinyu Yang
Title:	Chief Executive Officer

BEIJING SHENGSHITONG TECHNOLOGY CO., LTD.

By:
Name:	Xinyu Yang
Title:	Chief Executive Officer

GUANGDONG YUNGU MEDIA JOINT STOCK COMPANY

By:
Name:	Xinyu Yang
Title:	Chief Executive Officer

BEIJING SHENGSHITONG TECHNOLOGY CO., LTD.

By :
Name:	Xinyu Yang
Title:	Sole Shareholder

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Schedule 1.01

Corporate Formation

Corporation	Jurisdiction
Beijing Shengshitong Technology Co. Ltd.	People’s Republic of China
Guangdong Yungu Media Joint Stock Company	People’s Republic of China

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Schedule 1.02

WOFE Material Contracts

Not applicable.

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